UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2007
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
     On August 28, 2007, the registrant is presenting a Powerpoint slide showing a TYSABRI® (natalizumab) safety update at the European Federation of Neurological Societies (EFNS) Congress in Brussels, Belgium. The slide states that as of mid-July 2007 there have been no new reports of confirmed cases of PML. The registrant had previously disclosed there had been no new reports of confirmed cases of PML through May 23, 2007. A copy of the slide is furnished as Exhibit 99.1 and is incorporated herein by reference.
     The most recent TYSABRI utilization update was provided on July 23, 2007 in a joint press release of the registrant and Elan Corporation on the one year anniversary of TYSABRI’s return to market in the U.S. and launch in the European Union. Through mid-July 2007 there were approximately 14,000 patients on TYSABRI therapy worldwide (made up of approximately 12,900 commercial patients and over 1,000 clinical trial patients).This utilization information will not be updated during the EFNS presentation.
     The information included in this Item 7.01 and the Powerpoint slide are being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
99.1   Powerpoint slide showing a TYSABRI safety update

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary
Date: August 28, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Powerpoint slide showing a TYSABRI safety update